SHARE EXCHANGE AGREEMENT

AND

PLAN OF REORGANIZATION

THIS AGREEMENT, made effective this 4th day of July, 2008, by and among Grand Motion, Inc., a Nevada corporation, (“GNDM”), Biomedical Implant Technologies Ltd., an Ontario corporation (“BIT”), and all of the shareholders of BIT (“Shareholders”).

RECITALS

WHEREAS, GNDM, a public, reporting company, desires to acquire 100% of the total outstanding capital stock of BIT;

WHEREAS, GNDM and BIT and the Shareholders have agreed to the transaction whereby GNDM will acquire all of the issued and outstanding shares of common stock of BIT from the Shareholders in exchange for 20,000,000 shares of the common stock of GNDM (the “GNDM Common Stock” or “GNDM Shares”) to be issued to the Shareholders, pro rata; and

WHEREAS, the transaction is intended to qualify as a tax-free reorganization under Sections 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”); and

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, the parties hereto intending to be legally bound hereby, agree as follows:

ARTICLE 1 - EXCHANGE OF SECURITIES

1.1

Issuance of Shares.  Subject to all of the terms and conditions of this Agreement, concurrent with the execution of this Agreement, GNDM hereby assigns, transfers and conveys the GNDM Common Stock to the Shareholders; and in exchange thereof, the Shareholders hereby assign, transfer and convey to GNDM 100% of the outstanding common shares of BIT (the “BIT Common Stock”). The number of GNDM Shares issued to the Shareholders by GNDM and the number of BIT Common Stock delivered to GNDM by the Shareholders are as set forth in Schedule 1.1.

1.2

Exemption from Registration; Reorganization.  The parties hereto intend that the GNDM Common Stock to be issued to the Shareholders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), and pursuant to applicable state statutes.  The parties hereto expect this transaction to qualify as a tax-free reorganization under Sections 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”) but no IRS ruling or opinion of counsel is being sought in connection therewith and such ruling or opinion is not a condition to closing the transactions herein contemplated.

ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF BIT

BIT hereby represents and warrants to GNDM that:

2.1

Organization.  BIT is a corporation duly organized, validly existing, and in good standing under the laws of the Ontario, has all necessary corporate powers to carry on its business as now owned and operated, and is duly qualified to do business and is in good standing in each of the states and other jurisdictions where its business requires qualification.

2.2

Capital.  BIT’s authorized capital presently consists of unlimited shares of common Class A stock, no par value, of which, as of the date hereof, 10,000 of such shares are issued and outstanding. There are no shares, warrants or options outstanding or which have been reserved for issuance based upon certain specified contingencies. All issued and outstanding shares have been duly authorized, validly issued and are fully paid and non-assessable, and are subject to no preemptive rights of any shareholder.  BIT no subsidiaries.

2.3

Directors and Officers.  Schedule 2.3 to this Agreement, the text of which is hereby incorporated by reference, contains the names and titles of all of the directors and officers of BIT as of the date of this Agreement.

2.4

Compliance with Laws.  BIT has substantially complied with, and is not in violation of, all applicable federal, state or local statutes, laws and regulations, including, without limitation, any applicable building, zoning, environmental, employment or other law, ordinance or regulation affecting its properties, products or the operation of its business except where such non-compliance would not have a materially adverse effect on the business or financial condition of BIT.  BIT has all licenses and permits required to conduct its business as now being conducted and as contemplated in its Business Plan

2.5

Financial Statements.  On or before Closing, BIT will deliver to GNDM, a copy of the audited and unaudited financial statements of BIT as of November 30, 2007 and for the six month period ending at May 31, 2008 (“BIT Financial Statements”).  These financial statements have been prepared from the books and records of BIT, and present fairly the financial position of BIT as of May 31, 2008, and have been prepared in accordance with generally accepted accounting principles consistently applied with those used in preparing financial statements of BIT during prior fiscal periods.

2.6

Absence of Changes.  Since the date of the most recent financial statements there has not been any change in the financial condition or operations of BIT, except for changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

2.7

Absence of Undisclosed Liabilities.  As of the date of its most recent balance sheet, BIT did not have any material debt, liability, or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in such balance sheet or incurred in the ordinary course of business following the date of the last balance sheet included.

2.8

Investigation of Financial Condition.  Without in any manner reducing or otherwise mitigating the representations contained herein, GNDM and/or its attorneys shall have the opportunity to meet with accountants and attorneys to discuss the financial condition of BIT.  BIT shall make available to GNDM and/or its attorneys all books and records of BIT.  If the transaction contemplated hereby is not completed, all documents received by GNDM and/or its attorneys shall be returned to BIT and all information so received shall be treated as confidential.

2.9

Litigation.  BIT is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of BIT, threatened against or affecting BIT or its business, assets or financial condition, except for matters which would not have a material affect on BIT or its properties.  BIT is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.  BIT is not engaged in any lawsuits to recover any material amount of monies due to it.

2.10

Ownership of Shares.   The delivery of BIT Common Stock by the Shareholders as contemplated herein will result in GNDM's immediate acquisition of record and beneficial ownership of 100% of BIT's capital stock, free and clear of all liens and encumbrances subject to applicable State and Federal securities laws.  Such shares were duly and validly issued, fully paid and non-assessable.

2.11

Ability to Carry Out Obligations.  The execution and delivery of this Agreement by the Shareholders and BIT and the performance by the Shareholders of the obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any material breach or violation of any of the provisions of or constitute a material default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-laws, or other agreement or instrument to which BIT is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any material agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of BIT, or (c) an event that would result in the creation or imposition of any material lien, charge, or encumbrance on any asset of BIT.

2.12

Assets.  BIT has good and marketable title to all of the properties and assets reflected on its latest balance sheet (except for property and assets disposed of in the ordinary course of business after the date thereof), free and clear of all liens and encumbrances, except as noted therein, and except for liens of taxes not delinquent.

2.13

NRC Agreements.  BIT shall insure that it license and research & development agreements with the Canadian National Research Council are binding and in force and effect at Closing.

2.14

Business Plan.  The Business Plan of BIT delivered to GNDM accurately describes the business and operations of BIT.  BIT has all right, title and interest in future patents, formulas, trademarks, know-how, and other intellectual property discussed in such Business Plan or required to undertake the business and operations and manufacture and sell the products described in such Business Plan and is not required to pay any royalties for the use of such intellectual property to any person or entity.

2.15

Indemnification.  Shareholders (severally in proportion to their shares in BIT as set forth in Schedule 1.1) and BIT agree to defend and hold GNDM harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by Shareholders to perform any of their respective representations, warranties, covenants and agreements in this Agreement or in any schedule or other instrument furnished or to be furnished by Shareholders under this Agreement.

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF GNDM

GNDM represents and warrants to BIT and the Shareholders that:

3.1

Organization.  GNDM is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated, and is duly qualified to do business in each of such states and other jurisdictions where its business requires such qualification.

3.2

Capital.  GNDM’s authorized capital presently consists of 100,000,000 shares of Common Stock at $0.001 par value per share, as of the date hereof, 26,040,000 shares of Common Stock.  GNDM has no subsidiaries.

At Closing, the authorized capital stock will consist of 100,000,000 shares of $0.0001 par value Common Stock of which approximately 26,040,000 shares of Common Stock will be issued and outstanding.  All of the issued and outstanding shares will be duly and validly issued, fully paid and non-assessable.  There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating GNDM to issue or to transfer from treasury any additional shares of its capital stock of any class or to repurchase any such shares.

3.3

Business.  On or before the closing GNDM shall have no operations.

3.4

Financial Statements. GNDM will deliver to BIT a copy of the statement of account of GNDM as known to the current officers and directors of GNDM at May 31, 2008.  To the best of our knowledge and information, GNDM has had minimal or no operations for the past three years. These financial statements have been prepared from the books and records of GNDM for the fiscal year then ended, and have been prepared in accordance with generally accepted accounting principles consistently applied with those used in preparing financial statements of GNDM during prior fiscal periods.

3.5

Absence of Changes.  Since the date of the Balance Sheet there has not been any change in the financial condition or operations of GNDM.

3.6

Absence of Undisclosed Liabilities.  As of the date of the Balance Sheet GNDM did not have any material liabilities.

3.7

Investigation of Financial Condition.  Without in any manner reducing or otherwise mitigating the representations contained herein, Shareholders shall have the opportunity to meet with GNDM's accountants to discuss the financial condition of GNDM.  GNDM shall make available to BIT and Shareholders all books and records of GNDM in its possession and control.

3.8

Compliance with Laws.  GNDM has complied with all, and is not in violation of any, applicable federal, provincial or local statutes, laws and regulations (including, without limitation, any applicable building, zoning, environmental or other law, ordinance, or regulation) affecting its properties or the operation of its business, except where non-compliance would not have a materially adverse effect on the business or operations of GNDM.

3.9

Litigation.  GNDM is not a party to any suit, action, arbitration, legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of GNDM, threatened against or affecting GNDM or its business, assets, or financial condition.

3.10

Authority.  The Board of Directors of GNDM has authorized the execution of this Agreement and the transactions contemplated herein, and when approved by the shareholders of GNDM it will have full power and authority to execute, deliver and perform this Agreement and this Agreement will be the legal, valid and binding obligation of GNDM, is enforce¬able in accordance with its terms and conditions, except as may be limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

3.11

Ability to Carry Out Obligations.  The execution and delivery of this Agreement by GNDM and the performance by GNDM will not conflict with or result in (a) any material breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, Articles of Incorporation, bylaws, or other agreement or instrument to which GNDM is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any material agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of GNDM, or (c) an event that would result in the creation or imposition of any material lien, charge, or encumbrance on any asset of GNDM.

3.12

Title.  The shares of GNDM stock to be issued pursuant to this Agreement will be, at closing, free and clear of all liens, security interests, pledges, charges, claims encumbrances and restrictions of any kind.  None of such shares of GNDM stock are or will be subject to voting trusts or agreements, no person holds or has the right to receive any proxy or similar instrument with respect to such shares, except as provided in this Agreement. GNDM is not a party to any agreement that offers or grants to any person the right to purchase or acquire any of the securities to be issued pursuant to this Agreement.  There is no applicable local, state or federal law, rule, regulation or decree which would, as a result of the issuance of the shares of GNDM stock, impair, restrict or delay any voting rights with respect to the shares of GNDM stock.

3.13

National Quotation Bureau Pink Sheet Listing.  GNDM is currently quoted on the OTCBB National Quotation Bureau Board (“OTCBB”) with the following symbol: GNDM.

3.14

Indemnification. GNDM agrees to indemnify, defend and hold Shareholders and BIT harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penal¬ties, and reasonable attorney’s fees, that they shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by GNDM to perform any of its representations, warranties, covenants and agreements in this Agreement or in any schedule or other instrument furnished or to be furnished by GNDM under this Agreement.

ARTICLE 4 - ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

Each Shareholder hereby represents and warrants to GNDM that:

4.1

Share Ownership.  The Shareholders hold shares of BIT Common Stock as respectively set forth in Schedule 1.1 hereto.  The shares are owned of record and are held beneficially by each holder thereof, and such shares are not subject to any lien, claim, encumbrance or pledge.  Each Shareholder has the authority to exchange such shares pursuant to this Agreement.

4.2

Investment Intent.  Each Shareholder understands and acknowledges that the shares of GNDM Common Stock are being offered for exchange in reliance upon the exemption provided in Regulation S of the Securities Act of 1933 (the “Securities Act”) for non-public offerings; and each Shareholder makes the following representations and warranties with the intent that the same may be relied upon in determining the suitability of each Shareholder as a purchaser of securities.

a)

The GNDM Shares are being acquired solely for the account of each Shareholder, for investment purposes only, and not with a view to, or for sale in connection with, any distribution thereof and with no present intention of distributing or reselling any part of the GNDM Shares.

b)

Each Shareholder agrees not to dispose of his GNDM Shares or any portion thereof unless and until counsel for GNDM shall have determined that the intended disposition is permissible and does not violate the Securities Act of 1933 or any applicable state securities laws, or the rules and regulations thereunder.

c)

Each Shareholder acknowledges that GNDM has made all documentation pertaining to all aspects of GNDM and the transaction herein available to him/her and to his/her qualified representative(s), if any, and has offered such person or persons an opportunity to discuss GNDM and the transaction herein with the officers of GNDM.

4.3

Shareholders and Issued Stock.  Schedule 1.1 annexed hereto sets forth the names, shareholdings and consents of 100% of BIT shareholders to this transaction.

4.4

Indemnification.  Each Shareholder recognizes that the offer of GNDM Shares to him/her is based upon his/her representations and warranties set forth and contained herein and hereby agrees to indemnify and hold harmless GNDM against all liability, costs or expenses (including reasonable attorney's fees) arising as a result of any misrepresentations made herein by such Shareholder.

4.5

Restrictive Legend.  Each Shareholder agrees that the certificates evidencing the GNDM Shares acquired pursuant to this Agreement will have a legend placed thereon which will restrict the sale of said shares for times and upon conditions that are subject to federal and state securities laws. The legend is set forth below;

The securities represented by this certificate have not been registered under the United States Securities Act of 1933, as amended (the "Act") or any state securities law. These shares have been acquired for investment and may not be offered for sale, hypothecated, sold or transferred, nor will any assignee or transferee thereof be recognized by the Company as having any interest in such shares, in the absence of (i) an effective registration statement with respect to the shares under the Act, and any other applicable state law, or (ii) an opinion of counsel satisfactory to the Company that such shares will be offered for sale, hypothecated, sold or transferred only in a transaction which is exempt under or is otherwise in compliance with the applicable securities laws.

ARTICLE 5

[omitted]

ARTICLE 6 - CLOSING COVENANTS

The Closing of this Agreement is conditioned upon the occurrence of the following events:

6.1.

Change of Officers and Directors. At or prior to Closing, (a) Jim Akrivos and Mislav Pavelic shall be appointed as Directors of GNDM, (b) Xinjun Wang shall resign as a Director of GNDM, (c) Jim Akrivos shall resign in all officer capacities of GNDM, and (d) Mislav Pavelic shall be appointed to Chairman, President, Secretary, and Chief Financial Officer of GNDM.

6.2.

Return of Common Stock. Twenty million (20,000,000) shares of GNDM common stock presently outstanding and held by Shawn Pecore shall be returned before Closing without any additional consideration. Shawn Pecore hereby acknowledges that the return of such shares is a material inducement for BIT to enter into this transaction.

ARTICLE 7 - CONDITIONS PRECEDENT TO SHAREHOLDERS’ PERFORMANCE

7.1

Conditions.  Shareholders' obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 7.  Shareholders may waive any or all of these conditions, in whole or in part, without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Shareholders of any other condition of or any of Shareholders' rights or remedies, at law or in equity, if GNDM shall be in default of any of its representations, warranties, or covenants under this Agreement.

7.2

Accuracy of Representations.  Except as otherwise permitted by this Agreement, all representations and warranties by Shareholders in this Agreement or in any written statement that shall be delivered to GNDM by Shareholders under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

7.3

Performance. Shareholders shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them, on or before the Closing Date.

7.4

Absence of Litigation.  No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against a Shareholder on or before the Closing Date.

7.5

Acceptance by BIT Shareholders.  The holders of an aggregate of not less than 100% of the issued and outstanding shares of common stock of BIT shall have agreed to exchange their shares for shares of GNDM Common Stock.

7.6

Certificate.  Shareholders shall have delivered to GNDM a certificate, dated the Closing Date, certifying that each of the conditions specified in Sections 7.2 through 7.5 hereof have been fulfilled.

ARTICLE 8 - CONDITIONS PRECEDENT TO GNDM’S PERFORMANCE

8.1

Conditions.  GNDM's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 8.  GNDM may waive any or all of these conditions, in whole or in part, without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by GNDM of any other condition of or any of GNDM's other rights or remedies, at law or in equity, if Shareholders shall be in default of any of their representations, warranties, or covenants under this Agreement.

8.2

Accuracy of Representations.  Except as otherwise permitted by this Agreement, all representations and warranties by GNDM in this Agreement or in any written statement that shall be delivered to Shareholders by GNDM under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

8.3

Performance.  GNDM shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

8.4

Absence of Litigation.  No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against GNDM on or before the Closing Date.

8.5

Officers' Certificate.  GNDM shall have delivered to Shareholders a certificate, dated the Closing Date and signed by the President of GNDM certifying that each of the conditions specified in Sections 8.2 through 8.4 have been fulfilled.

ARTICLE 9 – CLOSING

9.1

Closing.  The Closing and the Closing Date shall mean the date of this Agreement.  At the Closing:

a)

Each Shareholder shall present the certificates representing his/her shares of BIT being exchanged to GNDM, and such certificates will be duly endorsed.

b)

Each Shareholder shall receive a certificate or certificates representing the number of shares of GNDM Common Stock for which the shares of BIT common stock shall have been exchanged.

c)

GNDM shall deliver an officer's certificate, as described in Section 8.5 hereof, dated the Closing Date, representing that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of GNDM are true and correct as of, or have been fully performed and complied with by, the Closing Date.

d)

GNDM shall deliver a signed consent and/or Minutes of the Directors of GNDM approving this Agreement and each matter to be approved by the Directors of GNDM under this Agreement.

e)

Mislav Pavelic shall deliver a certificate, as described in Section 7.6 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of Shareholders are true and correct as of, or have been fully performed and complied with by, the Closing Date, with the exception that the warranty as to ownership of shares by other Shareholders is qualified to the best of their knowledge and belief.

f)

Each Shareholder does hereby fully and unconditionally release and discharge any and all, debts, claims and causes of actions which each party, their heirs, successors and assigns have or may have at any time against BIT and its officers, directors, employees, counsel, agents and shareholders, including those claims relating to any past due wages or other compensation, other than those debts, claims and causes of actions set forth in the BIT Financial Statements.

ARTICLE 10 – MISCELLANEOUS

10.1

Captions.  The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

10.2

No Oral Change.  This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

10.3

Non-Waiver.  Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

10.4

Time of Essence.  Time is of the essence of this Agreement and of each and every provision hereof.

10.5

Entire Agreement.  This Agreement contains the entire Agreement and understanding among the parties hereto, supersedes all prior agreements and understandings, and constitutes a complete and exclusive statement of the agreements, responsibilities, representations and warranties of the parties.

10.6

Counterparts.  This Agreement may be executed ¬ in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.7

Notices.  All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given or delivered by a national courier service, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

To GNDM:

Jim Akrivos

c/o State Agent And Transfer Syndicate, Inc.

112 North Curry Street

Carson City, NV, 89703

To BIT :

Mislav Pavelic

25 The West Mall, #253, Unit 1336

Toronto, Ontario, M9C 1B8

To Shareholders: To the Shareholder’s Representative c/o BIT

10.9

Binding Effect.  This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

10.10

Mutual Cooperation.  The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

10.11

Announcements.  GNDM and Shareholders will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

10.12

Expenses.  Each party will pay his/hers/its own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.

10.13

Brokerage.  BIT, GNDM, and Shareholders each represent that no finder, broker, investment banker or other similar person has been involved in this transaction.  Each party agrees to indemnify and hold the others harmless from payment of any brokerage fee, finder’s fee or commission claimed by any other person or entity who claims to have been involved in the transaction herein because of an association with such party.

10.14

Survival of Representations and Warranties.  The representations and warranties of the parties set forth in this Agreement or in any instrument, certificate, opinion, or other writing provided for herein, shall survive the Closing irrespective of any investigation made by or on behalf of any party for a period of one year.

10.15

Schedules.  As of the execution hereof, the parties hereto have provided each other with the Schedules provided for hereinabove, including any items referenced therein or required to be attached thereto.  Any material changes to the Schedules shall be immediately disclosed to the other parties.

10.16

Arbitration of Disputes.  Any dispute or controversy arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, or any breach of this Agreement or any such document or instrument shall be settled by arbitration in accordance with the rules then in effect of the American Arbitration Association or any successor thereto.  The arbitrator may grant injunctions or other relief in such dispute or controversy.  The decision of the arbitration shall be final, conclusive and binding on the parties to the arbitration.  Judgment may be entered on the arbitrator's decision in any court having jurisdiction.  Each party in such arbitration shall pay their respective costs and expenses of such arbitration and all the reasonable attorneys' fees and expenses of their respective counsel.

10.17

Choice of Law.  This Agreement and its application shall be governed by the laws of the State of Nevada.

(SIGNATURE PAGE TO FOLLOW)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized representatives, all as of the date first written above.

Grand Motion, Inc.

By:

/s/ Jim Akrivos

Jim Akrivos

President

Biomedical Implant Technologies Ltd.

By:

/s/ Mislav Pavelic

Mislav Pavelic

President

Shareholders

_/s/ Mislav Pavelic__________

Mislav Pavelic

_/s/ Shawn Pecore___________

Shawn Pecore

(and as to Article 6.2)